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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of our report dated January 20, 2000, except for Note 15 which is as of February 3, 2000, relating to the financial statements, which appears in Atmel Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 20, 2000, except for Note 15 which is as of February 3, 2000, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the headings "Experts" in such Amendment No. 2 to Registration Statement.



/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP


San Jose, California
September 20, 2000